UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2024

Forza X1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41469	87-3159685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3101 S. US-1

Ft. Pierce, Florida 34982

(Address of principal executive offices, including zip code)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FRZA	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 26, 2024 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 12, 2024 (the “Merger Agreement”), by and between Forza X1, Inc., a Delaware corporation (the “Company” or “Forza”), Twin Vee PowerCats Co. (“Twin Vee”) and Twin Vee Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Twin Vee (“Merger Sub”), Merger Sub was merged with and into Forza (the “Merger”), with Forza surviving the Merger as a wholly-owned subsidiary of Twin Vee.

The Merger became effective on November 26, 2024, when the certificate of merger of with respect to the Merger was filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, (a) each outstanding share of common stock, par value $0.001 per share of Forza (the “Forza Common Stock”) (other than any shares held by Twin Vee) was converted into the right to receive 0.611666275 shares of Twin Vee common stock, par value $0.001 per share (the “Twin Vee Common Stock”), (b) each outstanding Forza stock option, whether vested or unvested, that had not previously been exercised prior to the Effective Time was converted into an option to purchase 0.611666275 shares of Twin Vee Common Stock for each share of Forza Common Stock covered by such option, (c) each outstanding warrant to purchase shares of Forza common stock was assumed by Twin Vee and converted into a warrant to purchase 0.611666275 shares of Twin Vee Common Stock for each share of Forza Common Stock for which such warrant was exercisable for prior to the Effective Time, and (d) the 7,000,000 shares of Forza Common Stock held by Twin Vee were cancelled.

The issuance of shares of Twin Vee Common Stock to the former shareholders of Forza was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-281788), as amended, filed by Twin Vee with the Securities and Exchange Commission (the “SEC”) and declared effective on October 10, 2024 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger, the Merger Agreement and the transactions contemplated thereby. The foregoing description of the Merger and the Merger Agreement, and transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is set forth as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective as of October 10, 2024, shares of Forza Common Stock were suspended from trading on the Nasdaq Capital Market (“Nasdaq”). The Company intends to file with the SEC a notification on Form 25 in order to delist the Forza Common Stock from trading on Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a certification on Form 15 to deregister the Forza Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Forza Common Stock (except as described in Item 2.01) was converted into the right to receive 0.611666275 shares of Twin Vee Common Stock

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Twin Vee.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 2.01 is incorporated by reference herein.

Departure of Directors

In accordance with the terms of the Merger Agreement, at the Effective Time, Marcia Kull, Neill Ross and Kevin Schuyler resigned as directors of Forza. These resignations were not a result of any disagreement between Forza and the directors on any matter relating to Forza’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 12, 2024, by and among Forza X1, Inc., Twin Vee PowerCats Co. and Twin Vee Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2024).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forza X1, Inc.

	By:	/s/ Joseph C. Visconti
Joseph C. Visconti
Chief Executive Officer

Date: November 26, 2024